UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

Aviall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12380	65-0433083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2750 Regent Boulevard DFW Airport, Texas		75261
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 586-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 20, 2005, Aviall, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of 2005. A copy of this press release is attached as Exhibit 99.1 to this report.

The press release contains a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the press release, the Company has provided reconciliations of the non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States. In addition, the Company has provided in the press release the reasons why the Company believes that the non-GAAP financial measure provides useful information to investors and the additional purposes, if any, for which the Company uses the non-GAAP financial measure.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed filed for the purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release, dated October 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVIALL, INC.

By:	/s/ Colin M. Cohen
Name:	Colin M. Cohen
Title:	Senior Vice President and Chief Financial Officer

Date: October 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 20, 2005.